UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2015

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Renaissance House

12 Crow Lane

Pembroke, HM19 Bermuda

(Address of principal executive office)

(441) 295-4513

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement

Effective as of May 15, 2015, RenaissanceRe Holdings Ltd. (the “Company”) entered into an Amended and Restated Credit Agreement with various banks and financial institutions parties thereto (collectively, the “Lenders”), Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent for the Lenders, Citibank, N.A. (“Citibank”), as syndication agent, and Wells Fargo Securities, LLC and Citigroup Global Markets Inc., as joint lead arrangers and joint lead bookrunners (the “Credit Agreement”). The Credit Agreement amends and restates in its entirety the Credit Agreement, dated as of May 17, 2012, as amended.

The Credit Agreement provides for a revolving commitment to the Company of $250 million. The Company has the right, subject to satisfying certain conditions, to increase the size of the facility to $350 million. Amounts borrowed under the Credit Agreement bear interest at a rate selected by the Company equal to the Base Rate or LIBOR (each as defined in the Credit Agreement) plus a margin, all as more fully set forth in the Credit Agreement.

The Credit Agreement contains representations, warranties and covenants customary for bank loan facilities of this type. In addition to customary covenants which limit the Company’s ability to merge, consolidate, sell a substantial amount of assets, incur liens and declare or pay dividends under certain circumstances, the Credit Agreement also contains certain financial covenants. These financial covenants generally provide that consolidated debt to capital shall not exceed the ratio of 0.35:1 and that the consolidated net worth of the Company shall equal or exceed approximately $2.9 billion (the “Net Worth Requirement”). The Net Worth Requirement is recalculated effective as of the end of each fiscal year, all as more fully set forth in the Credit Agreement. The scheduled commitment maturity date of the Credit Agreement is May 15, 2020.

In the event of the occurrence and continuation of certain events of default, the administrative agent shall, at the request of the Required Lenders (as defined in the Credit Agreement), or may, with the consent of the Required Lenders, among other things, terminate the Lenders’ obligations to make loans and accelerate the outstanding obligations of the Company under the Credit Agreement.

In connection with the Credit Agreement, effective as of May 15, 2015, RenRe North America Holdings Inc., RenaissanceRe Finance Inc., Platinum Underwriters Holdings, Ltd. (“Platinum Holdings”) and Platinum Underwriters Finance, Inc. (collectively, the “Initial Guarantors”) entered into a Guaranty Agreement for the benefit of Wells Fargo and the Lenders, pursuant to which the Initial Guarantors have agreed to provide, on a joint and several basis, a guarantee in respect of the Company’s obligations under the Credit Agreement (the “Guaranty Agreement”). Subject to certain exceptions, additional subsidiaries (the “Additional Guarantors” and, together with the Initial Guarantors, the “Guarantors”) of the Company are required to become a party to the Guaranty Agreement and become obligated thereunder on a joint and several basis with the Initial Guarantors in the event that such subsidiaries issue or incur certain types of indebtedness, as more fully set forth in the Credit Agreement. The Guarantors may be released from their obligations under the Guaranty Agreement under certain circumstances, as more fully set forth in the Credit Agreement.

The descriptions of the Credit Agreement and the Guaranty Agreement contained herein are qualified in their entirety by reference to the Credit Agreement and the Guaranty Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Wells Fargo, which is a party to the Credit Agreement, is also a party to the Wells Fargo Standby Letter of Credit Agreement (defined below). An affiliate of Citibank is a party to multiple secured letter of credit facilities with certain of the Company’s subsidiaries and affiliates. In addition, the Lenders and/or certain of their affiliates have in the past provided, currently provide and/or may in the future provide, investment banking, transfer agent, trusteeship, custodial, and/or other financial services from time to time to the Company and its subsidiaries and affiliates.

Wells Fargo Standby Letter of Credit Agreement

Effective as of December 23, 2014, the Company and certain of its subsidiaries and affiliates, Renaissance Reinsurance Ltd. (“RRL”), RenaissanceRe Specialty Risks Ltd. (“RSRL”) and DaVinci Reinsurance Ltd. (“DaVinci” and, together with RRL and RSRL, the “Original Applicants”), entered into a Standby Letter of Credit Agreement with Wells Fargo (the “Wells Fargo Standby Letter of Credit Agreement”). Effective as of May 15, 2015, the Company, the Original Applicants, Platinum Underwriters Bermuda, Ltd. (“PUB”), Renaissance Reinsurance U.S. Inc., formerly known as Platinum Underwriters Reinsurance, Inc. (“Reinsurance” and, together with PUB, the “Additional Applicants”), and Wells Fargo entered into a First Amendment to Standby Letter of Credit Agreement (the “Amendment”). Pursuant to the Amendment, the Additional Applicants became parties to the Wells Fargo Standby Letter of Credit Agreement. The Wells Fargo Standby Letter of Credit Agreement (as amended by the Amendment) provides for a secured, uncommitted facility under which letters of credit may be issued from time to time for the respective accounts of the Original Applicants and the Additional Applicants. The Company has unconditionally guaranteed the payment obligations of the Original Applicants, other than DaVinci, and the Additional Applicants.

As is the case with each Original Applicant, each Additional Applicant is severally required to pledge to Wells Fargo at all times during which it is a party to the Wells Fargo Standby Letter of Credit Agreement eligible collateral having a value, determined as provided therein, that equals or exceeds the aggregate stated amount of the letters of credit issued thereunder for its account, plus all of its reimbursement and payment obligations under the Wells Fargo Standby Letter of Credit Agreement in respect of such letters of credit.

Concurrently with the effectiveness of the Amendment, (i) all amounts outstanding under the Third Amended and Restated Credit Agreement, dated as of April 9, 2014, among Platinum Holdings, the subsidiaries of Platinum Holdings party thereto, the lenders party thereto, and Wells Fargo, as administrative agent (as amended, supplemented, restated or otherwise modified from time to time, the “Terminated Wells Fargo Facility”) were repaid and satisfied in full, (ii) the Terminated Wells Fargo Facility was terminated in its entirety and (iii) all letters of credit that were issued under the Terminated Wells Fargo Facility and outstanding as of the effective date of the Amendment were transferred over to, and are now governed by the terms and conditions of, the Wells Fargo Standby Letter of Credit Agreement.

The description of the Amendment contained herein is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

NAB Standby Letter of Credit Agreement

Effective as of May 19, 2015, RRL, RSRL, DaVinci and PUB (collectively, the “NAB Facility Applicants”) and the Company entered into a Standby Letter of Credit Agreement (the “NAB Standby Letter of Credit Agreement”) with National Australia Bank Limited (“NAB”). The NAB Standby Letter of Credit Agreement provides for a secured, uncommitted facility under which letters of credit may be issued from time to time for the respective accounts of the NAB Facility Applicants. The Company has unconditionally guaranteed the payment obligations of the NAB Facility Applicants, other than DaVinci.

Concurrently with the effectiveness of the NAB Standby Letter of Credit Agreement, (i) all amounts outstanding under the Facility Agreement, dated as of July 31, 2012, among PUB, Platinum Holdings, the lenders party thereto and NAB, as agent for the finance parties (as amended, supplemented, restated or otherwise modified from time to time, the “Terminated NAB Facility”) were repaid and satisfied in full, (ii) the Terminated NAB Facility was terminated in its entirety and (iii) all letters of credit that were issued under the Terminated NAB Facility and outstanding as of the effective date of the NAB Standby Letter of Credit Agreement were transferred over to, and are now governed by the terms and conditions of, the NAB Standby Letter of Credit Agreement.

In the NAB Standby Letter of Credit Agreement, each of the Company and the NAB Facility Applicants makes, as to itself, certain representations and warranties and severally agrees to comply with certain covenants, in each case, that are customary for facilities of this type. Under the NAB Standby Letter of Credit Agreement, each NAB Facility Applicant is severally required to pledge to NAB at all times during which it is a party to the NAB Standby Letter of Credit Agreement eligible collateral having a value, determined as provided therein, that equals or exceeds the aggregate stated amount of the letters of credit issued thereunder for its account, plus all of its reimbursement and payment obligations under the NAB Standby Letter of Credit Agreement in respect of such letters of credit. In the case of an event of default under the NAB Standby Letter of Credit Agreement, NAB may exercise certain remedies, including conversion of collateral into cash.

The description of the NAB Standby Letter of Credit Agreement contained herein is qualified in its entirety by reference to the NAB Standby Letter of Credit Agreement, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

NAB and/or certain of its affiliates have in the past provided, currently provide and/or may in the future provide, investment banking, transfer agent, trusteeship, custodial, and/or other financial services from time to time to the Company and its subsidiaries and affiliates.

Item 1.03	Termination of a Material Definitive Agreement.

The disclosure set forth in Item 1.01 above is hereby incorporated by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The disclosure set forth in Item 1.01 above is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed as part of this report:

Exhibit #	Description

10.1	Credit Agreement, dated as of May 15, 2015, by and among RenaissanceRe Holdings Ltd., various banks and financial institutions parties thereto, Wells Fargo Bank, National Association, as Administrative Agent for the Lenders, Citibank, N.A., as Syndication Agent, and Wells Fargo Securities, LLC and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Lead Bookrunners.

10.2	Guaranty Agreement, dated as of May 15, 2015, by and among RenRe North America Holdings Inc., RenaissanceRe Finance Inc., Platinum Underwriters Holdings, Ltd., Platinum Underwriters Finance, Inc. and Wells Fargo Bank, National Association, as Administrative Agent.

10.3	First Amendment to Standby Letter of Credit Agreement, dated as of May 15, 2015, by and among RenaissanceRe Holdings Ltd., Renaissance Reinsurance Ltd., RenaissanceRe Specialty Risks Ltd., DaVinci Reinsurance Ltd., Platinum Underwriters Bermuda, Ltd., Renaissance Reinsurance U.S. Inc. and Wells Fargo Bank, National Association.

10.4	Standby Letter of Credit Agreement, dated as of May 19, 2015, by and among RenaissanceRe Holdings Ltd., Renaissance Reinsurance Ltd., RenaissanceRe Specialty Risks Ltd., DaVinci Reinsurance Ltd., Platinum Underwriters Bermuda, Ltd. and National Australia Bank Limited, New York Branch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.

Date: May 20, 2015	By:	/s/ Stephen H. Weinstein
	Name:	Stephen H. Weinstein
	Title:	Senior Vice President, General Counsel & Corporate Secretary

INDEX TO EXHIBITS

Exhibit #	Description

10.1	Credit Agreement, dated as of May 15, 2015, by and among RenaissanceRe Holdings Ltd., various banks and financial institutions parties thereto, Wells Fargo Bank, National Association, as Administrative Agent for the Lenders, Citibank, N.A., as Syndication Agent, and Wells Fargo Securities, LLC and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Lead Bookrunners.

10.2	Guaranty Agreement, dated as of May 15, 2015, by and among RenRe North America Holdings Inc., RenaissanceRe Finance Inc., Platinum Underwriters Holdings, Ltd., Platinum Underwriters Finance, Inc. and Wells Fargo Bank, National Association, as Administrative Agent.

10.3	First Amendment to Standby Letter of Credit Agreement, dated as of May 15, 2015, by and among RenaissanceRe Holdings Ltd., Renaissance Reinsurance Ltd., RenaissanceRe Specialty Risks Ltd., DaVinci Reinsurance Ltd., Platinum Underwriters Bermuda, Ltd., Renaissance Reinsurance U.S. Inc. and Wells Fargo Bank, National Association.

10.4	Standby Letter of Credit Agreement, dated as of May 19, 2015, by and among RenaissanceRe Holdings Ltd., Renaissance Reinsurance Ltd., RenaissanceRe Specialty Risks Ltd., DaVinci Reinsurance Ltd., Platinum Underwriters Bermuda, Ltd. and National Australia Bank Limited, New York Branch.